UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2013

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2013 Pacific Biosciences of California, Inc. (the “Company”) entered into a Development, Commercialization and License Agreement (the “Agreement”) with F. Hoffman-La Roche Ltd (“Roche”), pursuant to which the Company: (i) will develop diagnostic products for clinical use including sequencing systems and consumables based on the Company’s proprietary Single Molecule, Real-Time (SMRT®) technology; (ii) has granted to Roche an exclusive right to commercialize, and an exclusive license to sell, the developed diagnostic products for clinical use, the exclusivity of which is contingent on achieving sales minimums to be established in the future and contingent on Roche not selling for clinical use any new sequencing instrument that competes with any diagnostic instrument system developed under the Agreement; and (iii) will manufacture and supply certain products intended for clinical use as the exclusive supplier to Roche. The Company will receive up to $75 million from Roche comprised of a non-refundable up-front payment of $35 million and up to an additional $40 million based upon the achievement of development milestones. The Agreement has an initial term of thirteen years and provisions allowing Roche 5-year renewals, contingent on Roche meeting sales minimums.

Roche’s exclusive right to commercialize and exclusive license to sell, service, and provide services using the developed diagnostic products is limited to nucleic acid sequencing for medical management of a human being and quality control or testing of human blood or tissue for transfusion or blood banking, human bone marrow transplantation or banking, or human tissue typing for transplantation. All other applications and uses are specifically excluded. The Company retains the rights to all other applications and uses and will continue to market its current and future products.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 25, 2013 Pacific Biosciences of California, Inc. (the “Company”) issued a press release announcing a Development, Commercialization and License Agreement with Roche Diagnostics, a division of F. Hoffman-La Roche Ltd. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated September 25, 2013 titled “Pacific Biosciences Announces Agreement with Roche Diagnostics To Develop and Supply DNA Sequencing-Based Products for Clinical Diagnostics.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow
Vice President and Principal Accounting Officer

Date: September 25, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2013 titled “Pacific Biosciences Announces Agreement with Roche Diagnostics To Develop and Supply DNA Sequencing-Based Products for Clinical Diagnostics.”